Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 7 to Form S-1 of Fortress Transportation and Infrastructure Investors LLC of our report dated April 15, 2015 relating to the financial statements of Intermodal Finance I Ltd., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

May 14, 2015